SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  November 5, 2005

Commission File Number 1-7107

LOUISIANA-PACIFIC CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)

414 Union Street, Suite 2000, Nashville, TN 37219

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (615) 986-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

At a meeting of the Compensation Committee held on November 5, 2005, the Compensation Committee approved the participation of Jeffrey N. Wagner, Vice President of OSB, in the Louisiana-Pacific Corporation Supplemental Executive Retirement Plan commencing January 1, 2006. A copy of the Supplemental Executive Retirement Plan is filed as Exhibit 10.3 to LP’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

On November 10, 2005 LP extended the term of Mr. Wagner’s Change of Control Employment Agreement (the “Employment Agreement”) to February 1, 2007. The Employment Agreement provides for severance compensation in the event of termination of employment following a change of control of LP. The Employment Agreement is on substantially the same as the Change of Control Employment Agreements entered into with other members of LP’s senior management.  A copy of the form of Change of Control Employment Agreement is filed as Exhibit 10.2 to LP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.  Also, if a change of control of LP occurs during the term of the Employment Agreement, the term will be extended automatically for three additional calendar years beyond the date on which the change of control occurs.

The Employment Agreement further provides that if, within three years following the occurrence of a change of control, Mr. Wagner’s employment with LP is terminated by LP other than for cause or by Mr. Wagner for good reason, he will be entitled to receive (i) his full base salary through the date of termination (which must be at least equal to the highest rate in effect during the 12 months prior to the date the change of control occurred) plus a pro rata amount of his target bonus for the fiscal year in which the change of control occurred (the “Target Bonus”), (ii) an amount equal to three times the sum of (x) his annual base salary at such rate plus (y) his Target Bonus, and (iii) the difference, calculated on an actuarial present value basis, between the retirement benefits that would have accrued if Mr. Wagner’s employment continued for an additional three years and the actual vested benefit, if any, at the date of termination. Special payment provisions apply in the event of Mr. Wagner’s death or disability following a change of control.

Complete definitions of cause, change of control and good reason are included in the form of Change of Control Employment Agreement described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	CURTIS M. STEVENS
Curtis M. Stevens
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)

Date:  November 10, 2005